Exhibit 99.1

FORM 4 CONTINUATION SHEET — JOINT FILER INFORMATION

This Form 4 is filed jointly by Ares Corporate Opportunities Fund III, L.P., ACOF Operating Manager III, LLC, Ares Management LLC and Ares Partners Management Company LLC (collectively, the “Ares Entities”). The principal business address of each of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Designated Filer: Ares Corporate Opportunities Fund III, L.P.

Date of Event Requiring Statement: May 16, 2011

Issuer Name and Ticker or Trading Symbol: LyondellBasell Industries N.V. (LYB)

IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 4 as of May 18, 2011.

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

BY: ACOF OPERATING MANAGER III, LLC
Its Manager

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Authorized Signatory

ARES OPERATING MANAGER III, LLC

By:	/s/ Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/ Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/ Michael D. Weiner
Name:	Michael D. Weiner
Title:	Authorized Signatory